Express Scripts and Medco Health Solutions Sign Definitive Merger Agreement;
Medco Shareholders to Receive $29.1 Billion
Combined company will lead the effort to lower costs of prescription medicines for American families and provide benefits to businesses in a globally-competitive marketplace
▪	Addresses the national mandate for more affordable, higher quality healthcare

▪	Merged company will advance healthcare through innovation and an unwavering alignment with clients
ST. LOUIS, MO and FRANKLIN LAKES, NJ (July 21) — Express Scripts, Inc. (NASDAQ: ESRX) and Medco Health Solutions, Inc. (NYSE: MHS) today announced that they have entered into a definitive merger agreement. Under the agreement, Medco shareholders will receive $71.36 per share in cash and stock, or $29.1 billion, based on yesterday’s closing price. Medco shareholders will receive $28.80 in cash and 0.81 shares for each Medco share they own upon closing of the transaction. The agreement has been unanimously approved by the boards of directors of both companies.
The merger will combine the expertise of two complementary pharmacy benefit managers (PBMs) to accelerate efforts to lower the cost of prescription drugs and improve the quality of care for Americans.
“The cost and quality of healthcare is a great concern to all Americans; this is the right deal at the right time for the right reasons,” said George Paz, chairman and CEO of Express Scripts. “Companies like ours have a responsibility to provide the leadership and resources required to drive out waste in healthcare and provide the best care in the world. The merger with Medco will accelerate our efforts to create greater efficiencies in the healthcare system and better protect American families from the rising costs of prescription medicine while improving health outcomes.

“This continues Express Scripts’ commitment to strong growth, both organically and through strategic mergers and acquisitions. The opportunity with Medco represents an attractive strategic combination which will provide the opportunity to move forward with a wide array of tools and resources to accomplish our goals.”
David Snow, chairman and CEO of Medco, commented: “Our organizations represent two great success stories in American business. We have each been successful in creating shareholder value because we are both passionate about driving value to our customers through service, innovation and a focus on cost and quality. We have a shared desire to improve the way healthcare is delivered in this country and I believe this creates a strong best-of-breed foundation, culturally, for a very successful merger.
“We continue to have great confidence in moving forward as a stand-alone business, however, the incremental benefits of combining with Express Scripts are both logical and compelling.”
Driving Out Pharmacy-Related Waste Creates Value for the Nation’s Employers, Health Plans, Unions and Government Agencies
Express Scripts and Medco believe the transaction will deliver value to clients and their members, shareholders, and other stakeholders by:
•	Generating greater cost savings for patients and plan sponsors

•	Creating more efficiency in the supply chain

•	Closing gaps in care and achieving greater adherence through our combined behavioral and clinical approach

•	Utilizing our collective expertise to better manage the cost and care associated with specialty medications

•	Optimizing our ability to respond to an increasingly complex Medicare and Medicaid environment

•	Enhancing mail pharmacy technology to optimize patient care and satisfaction

•	Accelerating the research, development and deployment of trend management solutions to address inefficiencies in the marketplace

•	Continuing to advance evidence-based and safety solutions for innovative pharmaceuticals and biosimilars

•	Advancing our efforts against fraud, waste and abuse

•	Attracting other leading healthcare entities to collaborate on next-generation solutions
Continuing a Legacy of Consumer Advocacy
Express Scripts has a history of serving American families and providing affordable benefits to businesses in a globally competitive marketplace to lower the cost of medications and to ensure their safety and accessibility. For example, by 2014, spending for specialty medicines for diseases such as cancer, multiple sclerosis and hepatitis is estimated to comprise 40% of U.S. drug spend. By combining each organization’s innovative specialty patient care programs, Express Scripts will be well positioned to meet the challenges in this critical area of healthcare.
The pharmaceutical landscape is dynamic and complex. Change is constant and challenges remain in product safety, efficacy, distribution channels and the overall economics. Consumer advocacy is required. The combined company will be well equipped to create more efficiency in the supply chain to better serve employers and the American families that utilize their pharmacy benefit.
Market Dynamics / Competition
Express Scripts and Medco believe they will be successful working through the regulatory review process. Competition in the pharmacy benefit management (PBM) business is intense. Competition comes from several sources, including retail pharmacy PBMs, managed care PBMs, independent PBMs and specialized PBMs. The PBM business will continue to remain competitive after this transaction, as PBMs will continually drive for greater efficiencies to provide better service and pricing to their customers.
Terms of the Transaction
Under the terms of the agreement, Express Scripts shall form a new holding company called Express Scripts Holding Company. Medco shareholders will receive $28.80 in cash and 0.81 shares of Express Scripts Holding Company for each Medco share they own upon closing of the transaction, and Express Scripts shareholders will become shareholders of Express Scripts Holding Company receiving one share of the new holding company for each share of Express Scripts that they own upon closing. Based on the closing price of Express Scripts stock of $52.54 as of July 20, 2011, the stock component is valued at $42.56 per share, which, when combined with the $28.80 in cash brings the total value per share to Medco shareholders of $71.36. This represents a premium to Medco shareholders of 28 percent over Medco’s closing share price on July 20, 2011. Upon closing of the transaction, Express Scripts shareholders are expected to own approximately 59 percent of the combined company and Medco shareholders are expected to own approximately 41 percent.
The transaction provides certain value to Medco shareholders through the cash component, as well as continued participation in the future prospects expected to result from the combination through their ownership of approximately 41 percent of Express Scripts Holding Company shares.
The merger is subject to regulatory clearance and Express Scripts’ and Medco’s shareholder approvals and other customary closing conditions. The terms of the merger agreement provide for the payment of termination fees in certain circumstances, but not in connection with the failure to obtain regulatory clearance. The transaction is expected to close in the first half of 2012.
The corporate headquarters will be in St. Louis and George Paz will serve as chairman and CEO of the combined organization. The Board of Directors will be expanded to include two current independent Medco board members.
The new company will draw upon the collective talent at both companies. The combination of Express Scripts and Medco will create a best-of-breed enterprise that will harness the experience and expertise of each organization to ensure that customers and patients benefit fully from their complementary capabilities to lower the total cost of healthcare, drive quality outcomes and accelerate the delivery of advanced healthcare solutions.

Financial Considerations
Due diligence to date has identified estimated synergies of $1 billion once fully integrated, which represents approximately 1% of the combined company’s costs. The transaction is expected to be slightly accretive to EPS (excluding integration and deal-related costs and charges) in the first full year after closing and moderately accretive once fully integrated.
Advisors
Express Scripts’ financial advisors are Credit Suisse and Citigroup Global Markets, Inc. Its legal advisor is Skadden, Arps, Slate, Meagher & Flom, LLP. Medco’s co-lead financial advisors are J.P. Morgan and Lazard, its legal advisor is Sullivan & Cromwell LLP and its regulatory counsel is Dechert LLP.
Conference Call/Webcast
Express Scripts and Medco will be conducting an analyst and investor conference call/webcast Thursday, July 21, 2011, at 8:30 a.m. EDT to discuss the proposed combination. The webcast and slides can be accessed on the investor relations sections of the two companies’ websites, www.express-scripts.com and www.medcohealth.com. Participants can also listen to the conference call by dialing either 866-882-2544 in the United States or 973-638-3205 outside of the United States. The access code is 84888352.
A replay of the conference call will be available from 11:30 a.m. EDT, Thursday, July 21 through Thursday, August 4 and can be accessed by dialing 855-859-2056. International callers can access the replay by dialing 404-537-3406. The replay will also be available at the Express Scripts website, www.express-scripts.com.
For more information visit the transaction website: www.betterRxcare.com
Express Scripts Media Contacts
Brian Henry
bhenry@express-scripts.com
(314) 246-1648 or (314) 684-6438

David Whitrap
dwhitrap@express-scripts.com
(314) 517-3605 or (314) 684-6514
Express Scripts Investor Contacts
Jeff Hall, Chief Financial Officer
David Myers, Vice President, Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Medco Health Solutions Media Contact
Lowell Weiner, Vice President, Corporate Communications
(201) 269-6986
lowell_weiner@medco.com
Medco Health Solutions Investor Contact
Valerie Haertel, Vice President, Investor Relations
(201) 269-5781
valerie_haertel@medco.com
About Express Scripts
Express Scripts, one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior.
Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.com.
About Medco Health Solutions

Medco Health Solutions (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for more than 65 million members.
With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2010 revenues of $66 billion, Medco ranks 34th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.
For more information, go to www.medcohealth.com.
EXPRESS SCRIPTS FORWARD LOOKING STATEMENTS
Cautionary Note Regarding Forward-Looking Statements
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
▪	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

▪	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS

▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
MEDCO FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to Medco’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	Competition in the PBM, specialty pharmacy and broader healthcare industry is intense and could impair our ability to attract and retain clients.

•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to our reputation and decreased profitability;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure in continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, could adversely impact our business and financial results;

•	If we or our suppliers fail to comply with complex and evolving laws and regulations domestically and internationally, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;

•	If we do not continue to earn and retain purchase discounts, rebates and service fees from manufacturers at current levels, our gross margins may decline;

•	From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•	New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable information could limit our ability to use information critical to the operation of our business;

•	Our Specialty Pharmacy business is dependent on our relationships with a limited number of suppliers and our clinical research services are dependent on our relationships with a limited number of clients. As such, the loss of one or more of these relationships, or limitations on our ability to provide services to these suppliers or clients, could significantly impact our ability to sustain and/or improve our financial performance;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased billing, cash application and credit risks. Additionally, current economic conditions may expose us to increased credit risk;

•	Changes in reimbursement, including reimbursement for durable medical equipment, could negatively affect our revenues and profits;

•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;

•	Demand for our clinical research services depends on the willingness of companies in the pharmaceutical and biotechnology industries to continue to outsource clinical development and on our reputation for independent, high-quality scientific research and evidence development;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	We are subject to a corporate integrity agreement and noncompliance may impede our ability to conduct business with the federal government;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and liquidity;

•	We may be subject to liability claims for damages and other expenses not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure. Additionally, significant disruptions to our infrastructure or any of our facilities due to failure to execute security measures or failure to execute business continuity plans in the event of an epidemic or pandemic or some other catastrophic event could adversely impact our business;

•	Business process and technology infrastructure improvements associated with our agile enterprise initiative may not be successfully or timely implemented or may fail to operate as designed and intended, causing the Company’s performance to suffer;

•	We may be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives;

•	We are subject to certain risks associated with our international operations; and

•	Anti-takeover provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.

•	Express Scripts and Medco may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals;

•	The length of time necessary to consummate the proposed merger may be longer than anticipated; problems may arise in successfully integrating the businesses of Express Scripts and Medco;

•	The proposed merger may involve unexpected costs;

•	The businesses may suffer as a result of uncertainty surrounding the proposed merger; and

•	The industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Medco.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Express Scripts Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company, that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY. AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company, will file with the SEC when it becomes available.